SUPPLEMENT TO

DISTRIBUTION CONTRACT

PIMCO ETF Trust

650 Newport Center Drive

Newport Beach, California 92660

February 11, 2026

PIMCO Investments LLC

1633 Broadway

New York, NY 10019

Dear Sirs and Madams:

 This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

 1. The Trust is an open-end investment company organized as a Delaware statutory trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. The PIMCO Inflation PLUS Active Exchange-Traded Fund (the “Fund”) is a separate investment portfolio of the Trust.

 2. The Trust and the Distributor have entered into a Distribution Contract (the “Contract”) dated November 9, 2010, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust on the Effective Date as that term is defined in the Contract.

 3. As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Fund and the Distributor hereby acknowledges that the Contract, as amended below, shall pertain to the Fund, the terms and conditions of such Contract being hereby incorporated herein by reference.

 4. The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to add the Fund to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

 5. This Supplement and the Contract shall become effective with respect to the Fund on February 11, 2026 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Fund only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in accordance with the provisions of the 1940 Act and the rules and any applicable Securities and Exchange Commission guidance or relief thereunder at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract and Supplement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract and Supplement may, in any event, be terminated at any time without the payment of any penalty, by the Fund or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,
PIMCO ETF Trust

By:
Name:	Joshua Ratner
Title:	President

ACCEPTED:

PIMCO INVESTMENTS LLC

By:
Name:	Eric Sutherland
Title:	President

SCHEDULE A

Distribution Contract

between PIMCO ETF Trust and

PIMCO Investments LLC

February 11, 2026

This contract relates to the following Funds:

PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund
PIMCO Active Bond Exchange-Traded Fund
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund
PIMCO Commodity Strategy Active Exchange-Traded Fund
PIMCO Enhanced Low Duration Active Exchange-Traded Fund
PIMCO Enhanced Short Maturity Active Exchange-Traded Fund
PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund
PIMCO Inflation PLUS Active Exchange-Traded Fund
PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund
PIMCO Mortgage-Backed Securities Active Exchange-Traded Fund
PIMCO Multisector Bond Active Exchange-Traded Fund
PIMCO Municipal Income Opportunities Active Exchange-Traded Fund
PIMCO Preferred and Capital Securities Active Exchange-Traded Fund
PIMCO Prime Limited Maturity Active Exchange-Traded Fund
PIMCO Senior Loan Active Exchange-Traded Fund
PIMCO Short Term Municipal Bond Active Exchange-Traded Fund
PIMCO Ultra Short Government Active Exchange-Traded Fund
PIMCO US Stocks PLUS Active Bond Exchange-Traded Fund